Exhibit 10.1

FORM OF
Logistics Agreement

THIS AGREEMENT (this “Agreement”) is made and entered into this ______ day of _________ 20__ by and between TAG Industries, Inc. (“TAG” or the “Company”) having its principal place of business at 102 NE 2nd Street, PMB 400, Boca Raton, FL 33432-3908 U.S.A., and __________________________ ("Logistics Provider" or “LP”) having its principal place of business at _________________________________ (collectively, the “Parties”).

1.
EXCLUSIVE RELATIONSHIP. Company and LP will share an exclusive relationship related to the attached list of accounts (the “Accounts”) in __________ (the “Territory”) for all lighting products (the “Products” or “Lighting Products”) attached hereto as Exhibit A and Exhibit C. Any contemplated commercial transaction related to the Accounts shall be performed jointly by the Parties.

With the exception of OEM Relationships who may do business in Territory as defined in Section 12, during the term of this Agreement and without the prior written consent of LP, the Company agrees not to, and agrees to cause its affiliates and subsidiaries not to, execute other distribution agreements within the Territory with individuals or entities different than LP, in connection with the Accounts for the sale of the Products.

2.
TERM. This Agreement commences as of the date first written above and continues in effect for _______ (___) years from the date of this Agreement.  This Agreement may be terminated at any time by mutual written consent. In the event LP achieves the minimum volume levels outlined in Exhibit B, LP  will qualify for an automatic renewal of ______ (____) years. Notwithstanding the forgoing, TAG at its option may elect to not renew the Agreement in the event LP during the term of the Agreement or any renewal thereto has not attained in at least two (2) 12-month Minimum Yearly Volume Levels.

3.
COMPANY SALES AND BRANDS. Company will sell the ClearLite® brand and direct import business only through LP in the Territory, to any Account on the approved list in Exhibit A, subject to the Parties mutual agreement on pricing and programs.

In the event that the Company, its affiliates or subsidiaries sell Products directly to the Accounts during the term of this Agreement, the Company shall pay to LP an amount equal to ______ percent (___%) of the invoiced value of the Products sold to the Accounts, or transferred by any legal title in default of this clause.

The Company agrees to abstain from selling the Products to the agents, distributors or factors of LP who carry out sales to the Accounts once the Company receives notification from LP on the identification of such agency, individuals or factors, following the notification, the Company shall pay to LP the amounts described in the prior paragraph for the sales carried out in contravention of this paragraph, as from the date on which the notification was delivered by LP to the Company and until such sales cease.

4.	ACCOUNT CHANGES. Any changes to the Accounts and Territory listed on Exhibit A shall require mutual approval in writing by the Parties.

CUSTOMER PURCHASES. All customer purchases will be placed directly with LP subject to LP’s final approval(s). TAG will offer a defective allowance in lieu of returns of _______ percent (___%).

5.	COMPANY RESPONSIBILTIES.
a.	Company will provide all the product sourcing, marketing strategies and Company approved independent sales agencies.
b.	All orders will be based on approved pricing provided to LP from TAG.
c.	LP will place all orders with TAG using a Transferable Irrevocable Domestic Letter of Credit (“LC” or the “Letter of Credit”) in US Dollars.
d.
Upon receipt of an official order from LP, TAG will notify the factory within __________ business of order receipt provided that: (1) the order has been authorized and approved by both parties, (2) includes a Letter of Credit approved by TAG, TAG’s bank, and the factory in US dollars. Then, the Product will go into production.

e.	Make available the services of a sales representative by personal visit, email, fax, or telephone to provide Product information, merchandising and general sales support as required by LP.
f.	Provide LP with Product information, literature and sales materials (in quantities agreed to by the Company and LP) designed to aid LP in the introduction and sale of Products.
g.	Share market intelligence, information, and reports that may assist LP in its sales of the Products.

6.	LP RESPONSBILITIES.
a.	LP will perform all the logistics for activities related to fulfillment and distribution including, without limitation, billing, shipping, Electronic Data Interchange (EDI), and importing of product.
b.	LP will be responsible for transportation, duty, etc. when importing these products.
c.
LP shall furnish Company with monthly statements indicating all sales-related transactions during the preceding month and the extent of current inventory. Such statements shall be delivered electronically no later than the seventh (7th) day of each month in Microsoft Excel and PDF formats.

7.
LETTER OF CREDIT DISCOUNT. LP will receive a ______ percent (___%) Discount for the above mentioned Letter of Credit in US Dollars. As reflected in current price sheets, it will be netted out from Net Freight On Board  (FOB shipping point) Orient pricing and current authorized price quotes.

8.	PRICING AND PROGRAMS.
a.	Any account pricing and programs will be approved by LP before they can be considered official. All Accounts will require LP's approval for billing and invoicing terms and programs.
b.
Company has provided to LP “Net/Net/Net/Net pricing” (e.g. less marketing programs and other customary allowances including freight, defective allowance, discount for Letter of Credit, holdbacks and returns) that will allow LP to accrue a ______ percent (___%) defective allowance in lieu of returns, based on their customers invoice cost.

c.	Currently, there have been no pricing protections offered from factories in the lighting industry. In the event TAG receives price protection from a factory, TAG will notify LP of such change.
d.
Products will be ordered pursuant to purchase orders submitted to the Company by LP. All such purchase orders shall be governed by the provisions of this Agreement. The Company may discontinue the production or sale of any Product at any time during the term of this Agreement with ______ (____) days prior notice to the date on which the supply of any such Products will cease. Likewise, if the Product to be discontinued does not have a substitute, the Minimum Volume Levels will be reduced proportionally to the discontinued product; provided however, that LP makes available a schedule of products to be purchased each and every calendar year, so TAG understands the potential volume disruptions that may occur in the future.

e.	LP shall unilaterally establish its own resale prices and terms with respect to the resale of Products.
f.	Currently, TAG has no return privileges from the factory. Hence, TAG is unable to offer them to LP unless mutually agreed and approved in writing.

9.	LP MINIMUM VOLUME LEVELS. Minimum volume levels for LP are outlined in Exhibit B.

LP is bound to comply with the aforementioned Minimum Volume Levels. Notwithstanding the foregoing, if a non-compliance derives from an Act of God, force majeure or any cause not directly attributable to LP (including lack of raw materials and problems in the production of the Products ), the Minimum Volume Levels will be reduced in the same amount of this non-compliance and they will not be considered for computing the non-compliance percentage of the correspondent period in terms of Section 2 of this Agreement.

10.
ASSIGNABILITY. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either Party without the prior written consent of the other Party and any purported assignment made in violation of this Clause shall be void; provided, however, that each Party hereto shall have the right to assign this Agreement to any entity which, by way of: (i) merger, or (ii) consolidation, or (iii) the acquisition of substantially all of the entire business and assets of the assigning Party relating to the subject matter of this Agreement, succeeds to the interest in the program of the assigning Party.  Such consent shall not be unreasonably withheld, so long as such assignment does not materially affect the nature and the scope of the rights and benefits due the non-assigning Party under the terms of this Agreement.  The assigning Party shall expressly require its assignee to assume all of the assigning Party's obligations and liabilities under this Agreement.

11.	OEM RELATIONSHIPS. This Agreement does not include Original Equipment Manufacturer (“OEM”) relationships unless mutually agreed upon in writing.

12.
GOVERNING LAW AND JURISDICTION. Any claim or action under this Agreement shall be governed and construed in accordance with the laws of the United States, specifically the State of Florida, without reference to its conflicts of law principles.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.  In any action, dispute or controversy arising either directly or indirectly, under or in connection with this Agreement, the parties hereby consent and submit to binding arbitration before the American Arbitration Association in Miami, Florida under its expedited dispute resolution procedures under the Commercial Rules.

13.
ATTORNEY'S FEES. In any arbitration or litigation brought under this Agreement or relating to any alleged breach of this Agreement, the prevailing party shall be entitled to recover, in addition to all damages suffered, its reasonable attorneys' fees and costs.

14.
FURTHER ASSURANCES. Each of the parties hereto, upon the reasonable request of the other party, shall perform all acts and execute and deliver all documents as may be reasonably necessary or appropriate to carry out the provisions and intent of this Agreement.

15.
TIME IS OF THE ESSENCE.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

16.
CIVIL LIABILITY. Each party hereto (in this capacity the “Liable Party”) shall hold harmless and will indemnify the other party (in this capacity the “Indemnified Party”) for any and all claims, actions, demands and generally any claim against the Indemnified Party in connection with acts or omission by the Liable Party, its representatives, officers, employees, workers, agents or independent advisors. TAG shall also indemnify LP in any event of liability, civil, criminal or otherwise, in connection with the Products or the Intellectual Property associated to the Products.

17.
SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

18.	COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

19.
CONFIDENTIALITY.  The parties shall not disclose to others or use, whether directly or indirectly, any Confidential Information regarding the other party, except (i) as in good faith deemed necessary by them to perform their duties hereunder, (ii) to enforce any rights or defend any claims hereunder or under any other agreement to which they are a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto, (iii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Parties or by any administrative or legislative body (including a committee thereof) with jurisdiction to order any of them to divulge, disclose or make accessible such information, provided that they shall give prompt written notice to the other party of such requirement, disclose no more information than is so required, and cooperate with any attempts by the corresponding party to obtain a protective order or similar treatment, (iv) as to such Confidential Information that shall have become public or known to the general public in the Company's industry other than by any parties’ unauthorized disclosure, or (v) to the parties' attorney and/or tax and financial advisors as reasonably necessary or appropriate to advance tax, financial and other planning (each an “Exempt Person”), provided, however, that any disclosure or use of Confidential Information by an Exempt Person shall be deemed to be a breach of this Section 20 by the parties. The parties  shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.  The parties understand and agree that they shall acquire no rights to any such Confidential Information. “Confidential Information” shall mean information about either parties’ Company, their subsidiaries and affiliates, and their respective manufacturers, suppliers, customers, and vendors that was learned by the parties during the course of this Agreement, including, but not limited to, any proprietary knowledge, trade secrets, data and databases, formulae, sales, financial, marketing, training and technical information, factory, manufacturer, customer, supplier and vendor lists, competitive strategies, computer programs and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information.

20.
NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (1) on the date of delivery if delivered by hand, (2) on the date of transmission, if delivered by confirmed facsimile, (3) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (4) on the fourth business day following the date delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to LP:
_____________________________________________________
Point of Contact: ________________________________________
Address
_____________________________________________________
_____________________________________________________
City, State/Province, County
_____________________________________________________
Tel:_______________________________________________
Fax: ______________________________________________

If to the Company:

TAG Industries, Inc.
Thomas J. Irvine
102 NE 2nd Street, Suite 400
Boca Raton, Florida 33432-3908 U.S.A.
Tel: (561) 544-6966
Fax: (561) 852-2322

21.
NON-DISPARAGEMENT. Both parties agree they shall not, and shall not induce others to, Disparage either party or its subsidiaries or affiliates or their past and present officers, directors, employees or products. “Disparage” shall mean making comments or statements to the press, either party or its subsidiaries' or affiliates' employees or any individual or entity with whom either party or its subsidiaries or affiliates has a business relationship which would adversely affect in any manner (1) the business of either party or its subsidiaries or affiliates (including any products or business plans or prospects), or (2) the business reputation of either party or its subsidiaries or affiliates, or any of their products, or their past or present officers, directors or employees.

22.
NON-SOLICITATION OF FACTORIES. Both parties agrees that, they will not, directly or indirectly, solicit or attempt to solicit (i) any party who is a manufacturer or supplier of any of them or their subsidiaries, who was a manufacturer or supplier of them or its subsidiaries at any time during the twenty four (24) month period immediately prior to the date the Agreement terminates or who is a prospective manufacturer or supplier that has been identified and targeted by any of them or their subsidiaries for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the other party  or their subsidiaries, or (ii) any vendor to any of them or any subsidiary to terminate, reduce or alter negatively its relationship with them or any subsidiary or in any manner interfere with any agreement or contract between such party or any subsidiary and such vendor.

23.
TRADEMARKS. During the term of the Agreement, TAG authorizes LP the use of its trademarks but only for purposes of the promotion, sale and distribution of Products within the Territory. LP shall clearly indicate, when used, that the trademarks are registered by TAG. LP may also present itself as an authorized distributorship of the Products.

a.
Trademark registration. LP acknowledges that all trademarks, including all commercial names, commercial advertisements, brands, logos, designs, patents, copyrights, and any other intellectual property rights used or included in the Products (described in exhibit D and hereinafter “Intellectual Property”) are and shall remain the exclusive property of TAG. LP shall not acquire any title to the Intellectual Property. TAG shall notify LP of any addition to exhibit D of Intellectual Property. LP shall not file directly or indirectly any application before any authority of any of the Intellectual Property described in exhibit D.

24.	LANGUAGE. This agreement is executed in ____________ and in English versions. In any event of conflict between the two versions the English version shall prevail.

25.
ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.  This Agreement shall not be modified by any oral representation made before or after the execution of this Agreement. All modifications must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers.

______________________________________ By:____________________________________ Name: ________________________________ Title: _________________________________	TAG INDUSTRIES, INC. By:_________________________________ Name: Thomas J. Irvine Title: President & CEO

EXHIBIT A

[EXCLUSIVE RELATIONSHIP FOR ATTACHED LIST OF ACCOUNTS BELOW IN TERRITORY]

EXHIBIT B

[MINIMUM VOLUME LEVELS FOR LP]

TABLE 1
LP Minimum Volume Levels YEARS 1, 2, 3, 4, and 5 (all figures below in US Dollars)
Year 1	Year 2	Year 3
$________________	$_______________	$________________

EXHIBIT C

[EXCLUSIVE RELATIONSHIP FOR ATTACHED LIST OF LIGHTING PRODUCTS BELOW]

1.	ClearLite branded products (per current price sheets)

EXHIBIT D

[INTELLECTUAL PROPERTY]

[TRADEMARKS]

The following TAG trademarks include, but not limited to:

CLEARLITE
ARMORLITE
ARMORBULB